Exhibit 99.1

Transcat Names Charles P. Hadeed, CFO, as Chief Operating Officer;

Joanne Hand Promoted to Corporate Controller

ROCHESTER, NY – October 5, 2004 – Transcat, Inc. (Nasdaq: TRNS), a leading global distributor of professional grade test, measurement, and calibration instruments and a provider of calibration and repair services, is pleased to announce that Charles P. Hadeed has been named Chief Operating Officer, in addition to his positions as Vice President of Finance and Chief Financial Officer. The announcement was made by Carl E. Sassano, Chairman of the Board, President and Chief Executive Officer.

Mr. Sassano stated: “In addition to his superb financial management expertise, Charlie has brought outstanding business management and leadership skills to Transcat which has materially helped us to achieve positive results for fiscal year 2004 that are continuing into 2005. Not only is he a terrific executive with a superb record of accomplishment, he also shares Transcat’s vision and strategic direction and our commitment to outstanding service and quality. He will be working closely with me and with the rest of our management team to help our company achieve long-term, sustainable profitability and growth.”

Charles P. Hadeed, 54, brings over 30 years of financial and strategic leadership experience to Transcat. Prior to joining the Company, he was Vice President-Healthcare Ventures Group with Henry Schein Inc.; Group Vice President-Operations at Del Laboratories Inc., and in various executive positions, including Vice President-Global Lens Care Operations, President-Oral Care Division, Vice President-Operations-Personal Products Division and Vice President/Controller-Personal Products Division, during his 20-year career at Bausch & Lomb, Inc. Mr. Hadeed earned a B.S. in Accounting from Syracuse University and is a certified public accountant.

Mr. Hadeed commented: “Our strategy in fiscal year 2005 is to focus on gaining business and market share with customers who value quality systems and operate in regulated environments. I am pleased to be working with Carl to help Transcat reach its full potential.

“In a strengthening of our financial team, I am pleased to announce that Joanne Hand has been promoted to Corporate Controller. Joanne has put forth significant efforts in building and monitoring the processes for managing a profitable business model and I look forward to her contributions going forward.”

About Transcat, Inc.

Transcat, Inc. is a leading global distributor of professional grade test, measurement and calibration instruments and an accredited provider of calibration and repair services primarily to the process, life science and manufacturing industries.

Through the Company’s distribution products segment, Transcat markets and distributes national and proprietary brand instruments to approximately 12,000 global customers. Transcat’s Master Catalog offers easy access to more than 25,000 instruments, such as: calibrators, deadweight testers, temperature devices, multimeters, oscilloscopes, pressure pumps, testers, recorders, and related accessories, from nearly 250 of the industry’s leading manufacturers including Fluke, Hart Scientific, Agilent, Ametek, GE-Druck, and Tektronix. In addition, Transcat is the exclusive worldwide distributor for Altek and Transmation products. The majority of this instrumentation requires expert calibration service to ensure that it maintains the most exacting measurements.

Through the Company’s calibration services segment, Transcat offers precise, reliable, fast calibration services through ten Calibration Centers of Excellence strategically located across the United States and Canada to approximately 9,000 customers. To support the Company’s customers’ calibration service needs, Transcat delivers the industry’s highest quality calibration services and repairs. Each of the calibration laboratories is ISO-9000: 2000 registered with Underwriter’s Laboratories, Inc. and the scope of accreditation to ISO/IEC 17025 is the widest in the industry.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements, which are subject to various risks and uncertainties. The Company’s actual results could differ from those anticipated in such forward-looking statements as a result of numerous factors that may be beyond the Company’s control.